Exhibit 99.1

Xylem Inc.
301 Water Street SE, Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Press Office	Michael Travers
	+1 (978) 704-5149	+1 (724) 772-1597
	PressOffice@xylem.com	Michael.Travers@xylem.com

Xylem Reports First Quarter Results

First-Quarter Highlights

•Orders of $2.2 billion, up 3% on a reported basis and flat organically
•Revenue of $2.1 billion, up 3% on a reported basis and flat organically
•Earnings per share of $0.79, up 14%; $1.12 on an adjusted basis, up 9%

WASHINGTON, D.C., April 28, 2026 -- Xylem Inc. (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported first-quarter 2026 results. The Company delivered total revenue of $2.1 billion, on strong execution. First-quarter earnings per share were up 14 percent on a reported basis and 9 percent on an adjusted basis.

“We entered the year with sustained momentum and solid demand across key end markets,” said Matthew Pine, Xylem’s CEO. “While the external environment remains dynamic, our teams are executing well, staying close to customers, and advancing long-term priorities.” Pine added, “Our steady progress this quarter demonstrates that our multi-year operating transformation is gaining traction, with disciplined execution and operational rigor.”

Net income attributable to Xylem for the quarter was $193 million, or $0.79 per share. Net income margin increased 90 basis points to 9.1 percent. These results are driven by strong operational performance and a reduction in the estimated loss on sale of businesses, partially offset by increased restructuring and realignment costs. Adjusted net income attributable to Xylem was $272 million, or $1.12 per share, which excludes the loss on sale of businesses, purchase accounting intangible amortization, restructuring and realignment costs, and special charges.

First-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 20.6 percent, reflecting a year-over-year increase of 20 basis points. Productivity savings and strong price realization drove the margin expansion, exceeding the impact of inflation, mix, and lower volumes.

Outlook

Xylem now forecasts full-year 2026 revenue of approximately $9.2 to $9.3 billion, up approximately 2 to 3 percent on a reported basis, versus 1 to 3 percent previously guided, and up approximately 2 to 4 percent on an organic basis, as previously guided.

Full-year 2026 adjusted EBITDA margin is expected to be approximately 22.9 to 23.3 percent, an increase of 70 to 110 basis points from Xylem’s 2025 adjusted results. This results in full-year adjusted earnings per share of $5.35 to $5.60, in line with the previous guidance range. Full-year free cash flow margin is still expected to be approximately 10.2 to 11.0 percent.

Further 2026 planning assumptions are included in Xylem’s first-quarter 2026 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s first-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 22,000 employees delivered revenue of $9 billion in 2025, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Xylem uses our Investor Relations website, www.xylem.com/en-us/investors, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “goal,” “objective,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, availability of funding for our customers, inflation and governments’ related monetary policy in response, and the strength of the real estate markets, on economic activity and our operations; geopolitical matters, including nationalism, protectionism and anti-global sentiment, volatility involving the U.S. and other governments, ongoing, escalation or outbreak of international conflicts, and regulatory, trade protection, economic and other risks associated with our global sales and operations; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, labor shortages, trade agreements, tariffs, and other trade protection measures, and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents, data breaches, or other disruptions of information technology systems on which we or our customers rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including semiconductors or other key components; operational disruptions at our facilities or that of third parties upon which we rely; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including as respects performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain, compete for and attract leadership, other key talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around productivity, simplification, restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, volatile weather events, or changing climate patterns; risks related to our sustainability efforts and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; failure to comply with, or changes in, laws or regulations, pertaining to our business conduct, operations, products and services, including anti-corruption, artificial intelligence, data privacy and security, trade, competition, the environment, and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC or other regulatory authorities, and are not intended to create legal rights or obligations. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on: standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months
For the three months ended March 31,	2026	2025
Revenue from products	$1,757	$1,709
Revenue from services	368	360
Revenue	2,125	2,069
Cost of revenue from products	1,057	1,041
Cost of revenue from services	265	260
Cost of revenue	1,322	1,301
Gross profit	803	768
Selling, general and administrative expenses	472	460
Research and development expenses	56	56
Restructuring and asset impairment charges	31	21
Operating income	244	231
Interest expense	(4)	(8)
Other non-operating income, net	—	4
Gain/(Loss) on sale of businesses	4	(10)
Income before taxes	244	217
Income tax expense	(55)	(50)
Net income	$189	$167
Net loss attributable to non-controlling interests	4	2
Net income attributable to Xylem	193	169
Earnings per share:
Basic	$0.79	$0.69
Diluted	$0.79	$0.69
Weighted average number of shares:
Basic	242.8	243.1
Diluted	243.4	243.8

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$808	$1,479
Receivables, less allowances for discounts, returns and credit losses of $53 and $68 in 2026 and 2025, respectively	1,796	1,759
Inventories	991	983
Prepaid and other current assets	243	244
Assets held for sale	192	176
Total current assets	4,030	4,641
Property, plant and equipment, net	1,151	1,159
Goodwill	8,292	8,332
Other intangible assets, net	2,213	2,272
Other non-current assets	1,268	1,230
Total assets	$16,954	$17,634
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$969	$1,013
Accrued and other current liabilities	1,182	1,237
Short-term borrowings and current maturities of long-term debt	531	534
Liabilities held for sale	73	72
Total current liabilities	2,755	2,856
Long-term debt	1,407	1,408
Accrued post-retirement benefit obligations	308	317
Deferred income tax liabilities	437	405
Other non-current accrued liabilities	818	899
Total liabilities	5,725	5,885
Redeemable non-controlling interest	249	258
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 260.3 shares and 259.9 shares in 2026 and 2025, respectively	3	3
Capital in excess of par value	8,772	8,759
Retained earnings	3,794	3,706
Treasury stock – at cost 21.2 shares and 16.3 shares in 2026 and 2025, respectively	(1,368)	(768)
Accumulated other comprehensive loss	(229)	(220)
Total stockholders’ equity	10,972	11,480
Non-controlling interests	8	11
Total equity	10,980	11,491
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$16,954	$17,634

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2026	2025
Operating Activities
Net income	$189	$169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65	68
Amortization	75	77
Share-based compensation	13	12
Restructuring and asset impairment charges	31	21
(Gain) Loss from sale of businesses	(4)	10
Other, net	(8)	11
Payments for restructuring	(37)	(21)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(58)	(48)
Changes in inventories	(18)	(9)
Changes in accounts payable	(61)	(64)
Changes in long term receivables	(31)	(32)
Other, net	(48)	(161)
Net Cash – Operating activities	108	33
Investing Activities
Capital expenditures	(90)	(71)
Acquisition of businesses, net of cash acquired	—	(7)
Proceeds from sale of business, net of cash disposed	—	48
Proceeds from the sale of property, plant and equipment	1	5
Cash paid for investments	—	(1)
Cash paid for asset acquisition	(1)	—
Cash received from cross-currency swaps	14	12
Other, net	—	(1)
Net Cash – Investing activities	(76)	(15)
Financing Activities
Short-term debt issued, net	—	1
Long-term debt repaid	(4)	(4)
Repurchase of common stock	(563)	(13)
Proceeds from exercise of employee stock options	—	6
Dividends paid	(106)	(98)
Other, net	(10)	(8)
Net Cash – Financing activities	(683)	(116)
Effect of exchange rate changes on cash	(15)	25
Increase in cash classified within assets held for sale	(5)	—
Decrease in cash classified within assets held for sale	—	11
Changes in cash classified within assets held for sale	(5)	11
Net change in cash and cash equivalents	(671)	(62)
Cash and cash equivalents at beginning of year	1,479	1,121
Cash and cash equivalents at end of period	$808	$1,059
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11	$12
Income taxes (net of refunds received)	$28	$37

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
"Free Cash Flow Margin" defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)
		(A)	(B)			(C)	(D)	(E)	(F)=B+C+D+E	(G)=F/(A-D)
	Orders	Orders	Change 2026 v. 2025	% Change 2026 v. 2025	Book-to-Bill	Acquisitions	Divestitures	FX Impact	Change Adj. 2026 v. 2025	% Change Adj. 2026 v. 2025
	2026	2025
Quarter Ended March 31
Xylem Inc.	2,228	2,158	70	3%	105%	(12)	5	(70)	(7)	—%
Water Infrastructure	675	626	49	8%	112%	(8)	5	(32)	14	2%
Applied Water	512	486	26	5%	114%	—	—	(15)	11	2%
Measurement and Control Solutions	475	402	73	18%	94%	—	—	(11)	62	15%
Water Solutions and Services	566	644	(78)	(12)%	100%	(4)	—	(12)	(94)	(15)%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)
		(A)	(B)		(C)	(D)	(E)	(F)=B+C+D+E	(G)=F/(A-D)
	Revenue	Revenue	Change 2026 v. 2025	% Change 2026 v. 2025	Acquisitions	Divestitures	FX Impact	Change Adj. 2026 v. 2025	% Change Adj. 2026 v. 2025
	2026	2025
Quarter Ended March 31
Xylem Inc.	2,125	2,069	56	3%	(5)	5	(65)	(9)	—%
Water Infrastructure	603	581	22	4%	(3)	5	(29)	(5)	(1)%
Applied Water	448	435	13	3%	—	—	(14)	(1)	—%
Measurement and Control Solutions	508	490	18	4%	—	—	(11)	7	1%
Water Solutions and Services	566	563	3	1%	(2)	—	(11)	(10)	(2)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2026				Q1 2025
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,125	—		2,125	2,069	—		2,069
Operating Income	244	98	a	342	231	94	a	325
Operating Margin	11.5%			16.1%	11.2%			15.7%
Interest Expense	(4)	—		(4)	(8)	—		(8)
Other Non-Operating Income (Expense)	—	5	b	5	4	—		4
Gain/(Loss) from Sale of Business	4	(4)	c	—	(10)	10	c	—
Income before Taxes	244	99		343	217	104		321
Provision for Income Taxes	(55)	(20)	d	(75)	(50)	(22)	d	(72)
Net Income	189	79		268	167	82		249
Net Loss Attributable to Non-controlling Interests	4	—		4	2	—		2
Net Income Attributable to Xylem	193	79		272	169	82		251
Diluted Shares	243.4			243.4	243.8			243.8
Diluted EPS	$0.79	$0.33		$1.12	$0.69	$0.34		$1.03

a	Restructuring & realignment costs: 2026 - $38 million and 2025 - $27 million Special Charges: 2026 - $5 million of acquisition, divestiture & integration costs; Special Charges: 2025 - $8 million of acquisition, divestiture & integration costs and $4 million of intangible asset impairment charges Purchases accounting intangible amortization: 2026 - $55 million and 2025 - $55 million
b	Other special charges
c	Gain/(Loss) from sale of businesses as per income statement for all periods presented
d	2026 - Net tax impact on pre-tax adjustments (notes a, b and c) of $21million and $1 million of other tax special expense items; 2025 - Net tax impact on pre-tax adjustments (notes a and b) of $22 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2026
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	193	—	—	—	193
Net Income Margin	9.1%	N/A	N/A	N/A	9.1%
Depreciation	65	—	—	—	65
Amortization	75	—	—	—	75
Interest Expense (Income), net	(4)	—	—	—	(4)
Income Tax Expense	55	—	—	—	55
EBITDA	384	—	—	—	384
Share-based Compensation	13	—	—	—	13
Restructuring & Realignment	38	—	—	—	38
Special Charges	10	—	—	—	10
Loss/(Gain) from sale of businesses	(4)	—	—	—	(4)
Loss attributable to non-controlling interest	(4)	—	—	—	(4)
Adjusted EBITDA	437	—	—	—	437
Revenue	2,125	—	—	—	2,125
Adjusted EBITDA Margin	20.6%	N/A	N/A	N/A	20.6%

2025
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	169	226	227	335	957
Net Income Margin	8.2%	9.8%	10.0%	14.0%	10.6%
Depreciation	68	69	64	66	267
Amortization	77	76	78	77	308
Interest Expense (Income), net	—	3	—	(1)	2
Income Tax Expense	50	75	71	35	231
EBITDA	364	449	440	512	1,765
Share-based Compensation	12	13	12	16	53
Restructuring & Realignment	27	29	30	45	131
Special Charges	12	13	9	2	36
Loss/(Gain) from sale of businesses	10	—	37	(16)	31
Loss attributable to non-controlling interest	(2)	(2)	(1)	(2)	(7)
Adjusted EBITDA	423	502	527	557	2,009
Revenue	2,069	2,301	2,268	2,397	9,035
Adjusted EBITDA Margin	20.4%	21.8%	23.2%	23.2%	22.2%